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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 02549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2002
                                                  ----------------


                              CENTRA SOFTWARE, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                        000-27861           04-3268918
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(State or other jurisdiction            (Commission          (IRS Employer
      of incorporation)                 File Number)       Identification No.)


430 Bedford Street, Lexington, Massachusetts                     02420
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (781) 861-7000
                                                   -----------------------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.    Other Events
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         On January 16, 2002, Centra Software, Inc. (the "Company") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among the Company, SmartForce PLC, a company organized under the laws of Ireland ("SmartForce"), and Atlantic Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SmartForce ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of SmartForce (the "Merger"). As a result of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company ("Company Common Stock") will be automatically converted into the right to receive 0.425 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable SmartForce American Depositary Share ("ADS"). In addition, SmartForce will assume all options or other rights to purchase capital stock of the Company outstanding under the Company's existing stock option plans, other than the Company's employee stock purchase plan which shall be terminated immediately prior to the closing of the Merger, and each such option or other right to purchase capital stock of the Company will be or will later become exercisable for SmartForce ADSs rather than shares of Company Common Stock, in a number adjusted to reflect the Exchange Ratio, and at an exercise price adjusted to reflect the Exchange Ratio. In connection with the Merger Agreement, stockholders of the Company holding approximately 12% of the outstanding Company Common Stock have entered into Voting Agreements with SmartForce (the "Voting Agreements") in which they have agreed to vote in favor of the Merger. The consummation of the Merger is subject to the approval of the stockholders of the Company and SmartForce, receipt of necessary approvals under United States and applicable foreign antitrust laws, SEC clearance and other customary closing conditions. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         The foregoing is not a description of all of the material terms of the Merger. You should read the Merger Agreement for a more complete understanding of the transaction. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the form of the Voting Agreements is attached as Exhibit A-2 to the Merger Agreement.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)      Not Applicable

         (b)      Not Applicable

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         (c)   Exhibits

        Number                           Title
        ------                           -----

          2.1 Agreement and Plan of Merger and Reorganization, dated as of January 16, 2002, by and among SmartForce PLC, a company organized under the laws of the Republic of Ireland, Atlantic Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of SmartForce PLC, and Centra Software, Inc., a Delaware corporation.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CENTRA SOFTWARE, INC.


Dated: January 22, 2002                           By: /s/ Stephen A. Johnson
                                                     ---------------------------
                                                  Stephen A. Johnson
                                                  Chief Financial Officer,
                                                  Treasurer and Secretary

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                                  EXHIBIT INDEX

        Number                                Title
        ------                                -----

         2.1 Agreement and Plan of Merger and Reorganization, dated as of January 16, 2002, by and among SmartForce PLC, a company organized under the laws of the Republic of Ireland, Atlantic Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of SmartForce PLC, and Centra Software, Inc., a Delaware corporation.






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